                                                                   EXHIBIT 10.14

ADAPTIVE BROADBAND CORPORATION

RETENTION AND SEVERANCE AGREEMENT


THIS RETENTION AND SEVERANCE AGREEMENT ("Agreement") is entered into as of February 18, 2000 (the "Effective Date"), between ADAPTIVE BROADBAND CORPORATION, a Delaware corporation ("ADAP") and George G Arena (the "Employee").

RECITAL

The Employee is employed by ADAP at the Rochester business unit ("Business Unit"). ADAP and the Employee desire to set forth the terms of retention incentive and severance compensation benefits being offered to the Employee in conjunction with ADAP's announced intention to sell the Business Unit. The Agreement also places certain obligations on the Employee in return. ADAP wishes to retain the Employee's services to support the sale of the Business Unit. If the Employee remains employed during the Retention Period, a retention incentive will be paid. If the Employee is terminated either (a) at the time of the sale of the Business Unit or (b) during a one year period thereafter upon becoming employed by the buyer of the Business Unit (the "Buyer"), the Employee will be eligible for severance compensation benefits.

The parties agree as follows:

1.  Definitions. For purposes of this Agreement, the following terms will have
    -----------
the meanings set forth below:

    a.   "Retention Period" shall mean the period ending the earlier of (a) the
          ----------------
close of the sale of the Business Unit or (b) September 1, 2000.

    b.  "Termination" shall mean termination of employment other than a
         -----------
Termination for Cause either by (a) ADAP, other than in conjunction with the Employee's acceptance of employment with the Buyer; or (b) the Buyer, within one year following the end of the Retention Period; or (c) the Employee, either (i) at the time of the sale of the Business Unit or (ii) for any reason within 90 days following acceptance of employment with the Buyer or (iii) for Good Reason within one year following acceptance of employment with the Buyer.

    c.  "Termination for Cause" is termination of the Employee's employment as a
         ---------------------
result of (a) the Employee's willful misconduct or the Employee's dishonesty towards, fraud upon, crime against or deliberate or attempted injury or bad faith action with respect to ADAP or the Buyer; or (b) the Employee's conviction for a felony (whether in connection with ADAP's or the Buyer's affairs or otherwise), other than a motor vehicle violation.

    d.  "Good Reason" includes any of the following:
         -----------

        (i) the assignment to the Employee of duties inconsistent with, or a substantial alternation in the nature of status of, the Employee's responsibilities immediately before the close of the sale of the Business Unit;

        (ii) a reduction in the Employee's salary or other benefits as in effect on the date of the close of the sale of the Business Unit;

        (iii) the Employee's relocation to a work site requiring an increase in one-way commute from Employee's residence of more than thirty-five
              (35) miles; or

        (iv) a breach of this Agreement by ADAP if the breach has not been cured within 30 days after written notice by the Employee to ADAP setting forth with specificity the nature of the breach.

2.  Retention Incentive.  If the Employee remains employed by ADAP throughout
    -------------------
the Retention Period, ADAP shall pay the Employee a retention incentive award equal to the greater of (a) $58,047 or (b) an amount equal to the product of (i) $232,187, and (ii) the Business Unit's business goal achievement percentage for the period between January 1, 2000 and the earlier of June 30, 2000 or the last full month prior to the close of the sale of the Business Unit, and (iii) the percentage of the FY00 fiscal year which has transpired by the earlier of June
30, 2000 or the close of the sale of the Business Unit.   This payment shall be
made no later than sixty days following the end of the Retention Period.

3.  Compensation at Termination.  If a Termination occurs, the Employee shall
    ---------------------------
immediately be paid all (a) accrued salary, (b) vested deferred compensation plus the value of any unvested company matching shares of ADAP phantom stock in ADAP's Supplemental Executive Deferred Compensation Plan (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), unless the Employee is eligible for a delayed payout as authorized by the plan, (c) benefits then due under any plans of ADAP or the Buyer in which the Employee is a participant, (d) accrued Personal Time Off pay or vacation pay and (e) reimbursements for any appropriate business expenses incurred by the Employee in connection with his duties, all to the date of termination. The Employee will also be entitled to the severance compensation described in Section 4.

4.  Severance Compensation.  If a Termination occurs, ADAP shall pay weekly
    ----------------------
severance compensation to the Employee for a period ending 52 weeks after Termination in an aggregate amount determined by adding (a) the Employee's weekly base salary at the time of Termination which shall not be less than $4,807.70 per week and (b) the amount of $1,111.55 per week paid in lieu of other employee benefits (including health benefits and other perquisites) which the Employee was receiving from ADAP. If the Employee has not begun employment of any nature or duration during this initial period of severance compensation, the severance compensation payments shall continue for an additional 52 weeks but shall be discontinued immediately if the Employee begins employment of any nature or duration. Employee agrees to promptly notify ADAP of any such employment and to reimburse ADAP for any payments made by ADAP hereunder that cover any period during which the Employee was employed in any capacity.

5.  Outplacement Support.  If a Termination occurs, ADAP shall provide the
    ---------------------
Employee with outplacement counseling and support in a manner and at a level which ADAP determine appropriate for the circumstances.

6.  Acceleration of Options. If the Employee remains employed by ADAP
    -----------------------
throughout the Retention Period, all stock options held by the Employee immediately before the termination or sale will become fully vested and the stock options will be exercisable for the periods specified with respect to termination of employment in the plans covering the options.

7.  Continuation of ADAP Employment Past the Retention Period.  If the Employee
    ----------------------------------------------------------
accepts a job offer from ADAP resulting in his continued employment by ADAP after the sale of the Business Unit, the Employee shall be paid the retention incentive described in Section 2 but shall forfeit eligibility for the severance compensation payments described in Sections 3 and 4 and shall forfeit the acceleration of options described in Section 6. However, nothing in this section shall require the Employee to accept such a position from ADAP in order to be entitled to the severance compensation payments provided for by Sections 3 and 4 and the acceleration of options described in Section 6.

8.  Other Benefits.  Neither this Agreement nor the severance compensation that
    --------------
it provides for will reduce any amounts otherwise payable, or in any way diminish the Employee's rights as an employee of ADAP, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or under any employment agreement or other plan or arrangement, provided, however, that the rights granted to the Employee and the obligations assumed by ADAP under this Agreement will be in lieu of, and not in addition to, any severance or other termination payments to which the Employee may be entitled under any employment agreement or other plan or arrangement that the Employee may now or hereafter have with ADAP.

9.  Employment Status.  This Agreement does not constitute a contract of
    -----------------
employment. It does not impose on ADAP any obligation to retain the Employee as an employee, to change the status of the Employee's employment or to change ADAP's policies regarding termination of employment.

10. Waiver and Release of Claims.  In exchange for the consideration from ADAP,
    ----------------------------
the receipt and sufficiency of which is hereby acknowledged, the Employee and the Employee on behalf of his/her heirs, personal representatives, and assigns, hereby voluntarily and irrevocably release, acquit and forever discharge ADAP, and all of ADAP's affiliated and related entities, and their officers, directors, agents, representatives, attorneys, servants, employees, predecessors, successors, assigns and all persons acting herein specifically named or not, from any and all claims, demands, liabilities, debts, judgments, damages, expenses, actions, causes of action or suits of any kind whatsoever which the Employee, his/her heirs, personal representatives and assigns, and each of them, may have had or may now have, whether known or unknown, including, but not limited to, common law claims, statutory claims, claims for wages or earnings or benefits, claims for overtime, claims or causes of action under Title VII of the Civil Rights Acts of 1964, claims or causes of action under the Civil Rights Act of 1991, claims for wrongful termination (including constructive termination), defamation, or invasion of privacy, claims or causes of action under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, claims or causes of action under the Fair Labor Standards Act ("FLSA"), claims or causes of action under the American with Disabilities Act ("ADA"), claims or causes of action under the Older Workers Benefit Protection Act ("OWBPA"), and claims or causes of action under the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, any other federal, state or municipal statute or ordinance, and claims or causes of action under any tort, contract or other theory, which arise out of or are connected in any way, directly or indirectly, with his/her employment by ADAP or his/her termination of such employment. The Employee acknowledges that through this Agreement he/she is receiving consideration from ADAP beyond that to which he/she would otherwise be entitled.

11.  Non-disparagement of ADAP.  The Employee agrees not to make any negative or
     --------------------------
disparaging statement or comment about ADAP, its affiliates and their related persons and entities to any person, entity or organization.

12.  Legal Review.  The Employee has been advised by ADAP to consult with an
     -------------
attorney prior to entering into this Agreement and has had full opportunity to do so. In entering into this Agreement, the Employee acknowledges he/she is not relying on any statement, representation or promise by ADAP or any representative of ADAP which is not expressly set forth herein.

13.  Confidentiality.  The Employee agrees to keep the terms of this Agreement
     ----------------
strictly confidential and may disclose them to no one except to immediate family (who have agreed to the same confidentiality obligations) or as may be reasonably necessary for the purpose of obtaining professional advice, meeting legal reporting requirements or pursuant to judicial process, court order or subpoena.

14.  Miscellaneous.
     -------------

     a.   Severability. If any provision of this Agreement or the application
          ------------
thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application, and to this end this Agreement is declared to be severable.

     b.   Withholding.  Compensation and benefits to the Employee under this
          -----------
Agreement will be reduced by all federal, state, local and other withholdings or similar taxes as required by applicable law.

     c.   Arbitration.  The parties will submit all controversies, claims and
          -----------
matters of difference in any way related to this Agreement, its performance or breach, to arbitration in San Francisco, California, according to the rules and practices of the American Arbitration

Association from time to time in effect. Any awards in such arbitration shall be final and binding on all parties. The arbitrators shall allocate the costs of the arbitration in such manner as they deem equitable. The arbitrators may require the reimbursement of all or a portion of the reasonable legal fees incurred by the prevailing party in the arbitration proceeding and any legal proceedings which are taken to enforce the arbitral award. Any rights to trial by jury with respect to any claim or proceeding related to, or arising out of, this Agreement are waived by the Employee and ADAP.

   d. Entire Agreement: Modifications. (i) This Agreement is the entire
      -------------------------------
agreement between the parties with respect to the matters covered hereby, and may be amended, modified, superseded or canceled, or its terms waived, only by a written instrument executed by each party or, in the case of a waiver, by the party waiving compliance. (ii) Failure of a party at any time to require performance of any provision of this Agreement will not affect the right at a later time to enforce the same. (iii) No waiver of a breach of this Agreement, whether by conduct or otherwise, in any one or more instances will be construed as a further or continuing waiver of the breach or of any other term of this Agreement. (iv) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

   e.  Applicable Law. This Agreement will be construed under and governed by
       ----------------
the laws of the State of California without regard or reference to the rules of conflicts of law that would require the application of the laws of any other jurisdiction.

15.  Prior Severance Agreement.  The Employee and ADAP acknowledge their
     -------------------------
prior severance agreement dated July 2, 1999. The Employee and ADAP hereby terminate such prior severance agreement as of the day immediately prior to the Effective Date of this Agreement, and neither the Employee nor ADAP shall have any rights or obligations thereunder.

16.  Review Period. The Employee acknowledges that he/she has been given 21 days
     --------------
to review and study this Agreement prior to its execution and that he/she has the right to revoke this Agreement within 7 days following its execution. The Employee acknowledges that he/she has had the opportunity and the time to discuss this Agreement with an attorney and he she has been encouraged to do so by ADAP, and that no monies payable by ADAP pursuant to the terms of this Agreement shall be disbursed to him/her until the expiration of the time limits prescribed in this paragraph. The Employee acknowledges that he/she is executing this Agreement voluntarily, free from duress, undue pressure or influence, harassment and intimidation. The Employee acknowledges that this Agreement represents an important legal and binding agreement, and he/she enters into it voluntarily and with full knowledge of its intent and terms.

17.  Re-execution at Termination.  In the event of the Employee's termination,
     ----------------------------
he/she agrees to execute this Agreement again with a then current date.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THIS AGREEMENT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

ADAPTIVE BROADBAND CORPORATION



________________________________
________________________________
Donna Birks
George G Arena

Executive Vice President and CFO
Employee